UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                        Amendment No.2 to Current Report

                          TRANSMEDIA ASIA PACIFIC, INC.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                      13-3760219
           --------                                      ----------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation of organization)                      Identification No.)

                 11 ST. JAMES'S SQUARE, LONDON SW1Y 4LB, ENGLAND
                 -----------------------------------------------
               (Address of principal executive offices) (zip code)

                            U.K. 011-44-171-930-0706
                            ------------------------
                              including area code)

                         Date of Event: December 2, 1997

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days
                                                                  Yes |_| No |X|

                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES

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Item 2. Acquisition or Disposal of Assets

On December 2, 1997, Transmedia Australia Holdings Pty Ltd ("Transmedia Australia"), an Australian company owned equally by the Company and TME, purchased 51% of the common stock of NHS Australia Pty Limited ("NHS"). NHS purchased the net assets and business of Nationwide Helpline Services Pty Ltd ("Nationwide"). Nationwide was established in 1989 and is an Australian based provider of "member benefit programs". The operations of Transmedia Australia are controlled by the Company and accordingly Transmedia Australia's accounts are consolidated into those of the Company. The total consideration paid by Transmedia Australia for its 51% interest in the equity capital of NHS was Aus$6,000,000 (approximately $4,290,000 as of December 2, 1997). Transmedia Australia also agreed to purchase the balance of the equity capital of NHS for Aus$2,500,000 (approximately $1,787,500) on June 30, 1998 with the right to extend such obligation ("Balance Obligation") until September 30, 1998 by paying interest at 5% per annum. Transmedia Australia exercised the extension right. In addition, the Company and TME agreed to pay Aus$4,000,000 in sign-on fees to the two former executive directors of Nationwide.

The Aus$6,000,000 required to complete the acquisition of 51% of NHS was to be advanced to Transmedia Australia by the Company and TME as follows:

                              Company            TME         Total

        Deposit               200,000        200,000       400,000
        1st Instalment      1,400,000      1,400,000     2,800,000
        2nd Instalment      1,400,000      1,400,000     2,800,000

        Total               3,000,000      3,000,000     6,000,000

The deposit was paid to the sellers in June, 1997. The first instalment of Aus$2,800,000 was paid in December 1997, 50% in cash and the balance by the issuance of 500,000 of the common stock of each of the Company and TME (valued at the then market price). The second instalment was payable on January 31, 1998. However, pursuant to the terms of the acquisition agreement, such payment date was extended to May 1, 1998. As a result of the extension of the payment date, Transmedia Australia became liable to pay interest at the rate of 5% per annum during such extension period. The second instalment was paid on May 1, 1998 together with accrued interest in the sum of Aus$34,781.

In connection with the acquisition, NHS entered into employment contracts with Mr. Kevin Bostridge ("Bostridge") and Mr. Robert Swinbourn ("Swinbourn"), shareholders and former executive directors of Nationwide. Each of the contracts were for a fixed term of three years


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                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES

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and provided for the payment of an annual salary of Aus$200,000 to Bostridge and
Aus$150,000 to Swinbourn. As an inducement to Bostridge and Swinbourn to enter into such employment contracts, the Company and TME agreed to jointly pay sign-on fees of Aus$4,000,000 (approximately $2,860,000) in aggregate to Bostridge and Swinbourn. Such sign-on fees were apportioned to Aus$2,914,286 pertaining to Bostridge and Aus$1,085,714 pertaining to Swinbourn and were payable by instalment.

The first instalment was payable on January 31, 1998 of which an aggregate of Aus$1,250,000 could be deferred until May 1, 1998. On January 31, 1998, in lieu of the required minimum payment of Aus$750,000, Aus$203,571 was paid in cash and the balance was settled by a promissory note in the sum of Aus$546,429 payable on June 30, 1998. The promissory note was guaranteed by Mr. Edward Guinan, Chairman of the Company. The promissory note has been fully repaid. The Aus$1,250,000 due on May 1, 1998 was paid together with accrued interest thereon at 5% per annum, approximately Aus$15,240. The second instalment was due for payment on June 30, 1998 but was deferred until September 30, 1998.

The Company was unable to make the payments due on September 30, 1998. However, the Company commenced negotiations with Nationwide and on October 21, 1998 reached an agreement pursuant to which the settlement date for the Balance Obligation and the final settlement of the Sign-on Fees was extended to November 16, 1998. In addition, the 2nd instalment of the Sign-on Fees was reduced from Aus$1 million for each of the Company and TME (a total of Aus$2 million) to Aus$500,000 for each of the Company and TME (a total of Aus$1 million). Finally, it was agreed that the employment contracts of Messrs Bostridge and Swinbourn be terminated effective November 16, 1998 upon payment of three months salary to each. On November 17, 1998 the Balance Obligation, the reduced final instalment of the Sign-on Fees and the three months salary to Bostridge and Swinbourn were paid in full. In addition, accrued interest in the amount of Aus$47,557 (approximately $29,960) was paid.

The final payments to Nationwide and Bostridge and Swinbourn were funded from the proceeds of a 1 Year Secured Promissory Note ("Promissory Note") in the principal sum of $3.4 million executed on November 16, 1998 between the Company and FAI General Insurance, a shareholder of the Company. Interest on the Promissory Note accrues at the rate of 10% per annum and is payable quarterly in arrears. The Promissory Note is secured by a charge over Transmedia Australia and is guaranteed by TME. The Promissory Note holder received a three-year warrant to purchase 1 million shares of the Company's common stock at an exercise price of $1.00 per share. In addition, the Company agreed to exchange warrants to purchase 633,366 shares of its common stock at exercise prices of $1.00 to $1.40, already held by the Promissory Note holder, for a warrant to purchase 633,366 shares of the Company's common stock at an exercise price of $1.00. The warrant is exercisable at any time from November 16, 1998 through November 15, 2001. The Promissory Note holder also held warrants on similar terms to purchase 633,366 shares of the common stock of TME. Such warrants were exchanged by TME for a new warrant on the same terms as those of the Company.

This amended Form 8K/A is filed to report the purchase of the balance of the equity capital of NHS and to provide the pro forma financial information related thereto.


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                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES

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Item 7. Financial Statements and Exhibits

(a)   Pro forma Financial Information

      The following pro forma unaudited balance sheet is presented as if the NHS acquisition had occurred on October 1, 1996. The pro forma unaudited consolidated statement of operations for the year ended September 30, 1997 is presented as if the NHS acquisition had occurred on October 1, 1996. The pro forma data is presented for informational purposes only and may not be indicative of the results of operations and the future financial position of the Company or what the results of operations and financial position of the Company would have been if the NHS acquisition had occurred on the dates set forth. These proforma consolidated balance sheet and proforma statement of operations should be read in conjunction with the historical financial statements and notes thereto of the Company.


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

                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES
                       PROFORMA CONSOLIDATED BALANCE SHEET

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
                                         September                             September
                                             30,      Proforma  Consolidation     30,
                                            1997    adjustments  adjustments      1997       Note
                                         (Audited)     (NHS)
Assets

Current assets
Cash                                       13,104      978,520    (148,652)      842,972        1
Trade accounts receivable                  56,563      181,785                   238,348
Restaurant credits                        301,815            0                   301,815
Amounts due from related parties          258,533       13,394                   271,927
Prepaid expenses and other current
assets                                     18,784       19,483                    38,267

Total current assets                      648,799    1,193,183    (148,652)    1,693,330

Non-current assets
Investment in affiliated company        2,715,442            0                 2,715,442
Property and equipment                     94,250      356,169                   450,419
Intangible assets                       1,196,943            0                 1,196,943
Goodwill                                        0            0    4,878,792    4,878,792      1,2
Other assets                              142,946       21,617                   164,563

Total assets                            4,798,380    1,570,969    4,730,140   11,099,489

Liabilities and Stockholders' Equity

Current liabilities
Trade accounts payable                    267,232      416,102                   683,334
Deferred membership fee income            104,375       90,062                   194,437
Accrued liabilities                       330,908      147,113      925,417    1,403,438        3
Loan payable                                           198,523      796,000      994,523        1
Provision for tax                                      193,336                   193,336
Amount due to related party             1,345,712            0    2,977,614    4,323,326

Total current liabilities               2,048,227    1,045,136    4,699,031    7,792,394

Non-current liabilities
Unearned Income                                        120,084                   120,084
Hire purchase liability                                 22,864                    22,864

Total liabilities                       2,048,227    1,188,084    4,699,031    7,935,342

Stockholders' equity
Common stock                                  153          725        (725)          153        1
Additional paid in capital              9,962,922            0    2,032,973   11,995,895        1
Accumulated deficit                   (7,376,641)      382,160  (2,001,139)  (8,995,619)    1,2,3
Foreign currency exchange reserve         163,719            0            0      163,719        1

Total stockholders' equity              2,750,153      382,885       31,109    3,164,148

Total liabilities and stockholders'
equity                                  4,798,380    1,570,969    4,730,140   11,099,489

See accompanying notes


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

                  TRANSMEDIA ASIA PACIFIC INC. AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

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
                                                                                  Year ended
                                      Year ended     Proforma     Consolidation  September 30,
                                    September 30,   adjustments    adjustments       1997           Note
                                         1997          (NHS)
                                     (Unaudited)
Total revenues                         2,129,362     2,872,105                     5,001,467

Cost of sales                        (1,257,769)     (458,122)                   (1,715,891)

Gross profit                             871,593     2,413,984                0    3,285,577

Selling, general and
administrative expenses              (3,723,330)   (2,106,084)      (1,273,902)  (7,103,316)        2,3

Royalty                                                      0                             0

Profit/(loss) from operations        (2,851,737)       307,899      (1,273,902)  (3,817,740)

Share of profits/losses of
associated company                     (209,715)             0                     (209,715)

Interest income                           31,007        27,556                        58,563

Profit/(loss) before income taxes    (3,030,445)       335,455      (1,273,902)  (3,968,892)

Income taxes                                   0     (136,490)                     (136,490)

Net profit/(loss)                    (3,030,445)       198,965      (1,273,902)  (4,105,382)

Loss per common share                    $(0.22)                                      (0.30)

Weighted average number of  common
shares outstanding                    13,802,812                                  13,802,812

See accompanying notes


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

                  TRANSMEDIA ASIA PACIFIC INC. AND SUBSIDIARIES
       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      Note 1: To record the acquisition by Transmedia Australia of 100% of the common stock of NHS and record goodwill on acquisition

                                                          Aus$            US$

Total Consideration                                     8,935,005      5,955,228

Total consideration includes $Aus435,000
(approx $285,000) in legal fees, stamp
duty and other incidental costs

Net assets of business acquired (100%)                  1,019,131        727,951
Goodwill                                                7,915,874      5,227,277

Consideration consists of

Cash advanced by the Company                            3,763,773      2,477,614
Advance from TME                                        4,467,503      2,977,614
Issuance of common stock by the Company                   703,730        500,000

Pro forma journal entry required to record the acquisition:

                                                          Aus$            $

Dr Goodwill                                            7,915,874      5,227,277
Dr Accumulated profits                                 1,018,131        727,236
Dr Share capital                                           1,000            714
Cr Investment in NHS                                  (8,935,005)    (5,955,228)

Cash advanced by the Company was sourced as follows -

$620,000 was sourced from a Private Placement of shares dated August 7, 1998 which closed on December 31, 1997. $148,000 was sourced from existing cash reserves. $913,000 was sourced from a Private Placement of shares dated February 1, 1998 which closed on April 30, 1998 and $796,000 from a $3.4 million loan note facility entered into on November 17, 1998


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

Note 2: To record the amortization of goodwill by Transmedia Australia

For the year to September 30, 1997

Dr Amortization expense                      527,725       348,485
Cr Accumulated amortization - goodwill      (527,725)     (348,485)

Goodwill is being amortized on a straight line basis over a period of fifteen years.

Note 3 To record the Company's share of the sign-on fees due to the former executive directors of NHS

Dr Compensation expense                      925,417
Cr Purchase consideration liability         (925,417)

Note 4. Exchange rates used to prepare Proforma financial information

Closing rate of exchange at December 3, 1997 is $0.7143 = Aus$1 Closing rate of exchange at September 30, 1997 is $0.7251 = Aus$1 Average exchange rate for the 12 months ended September 30, 1997 is $0.7300 = Aus$1


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorised.

TRANSMEDIA ASIA PACIFIC, INC.


By: /s/ Paul Harrison
-------------------------------------
Paul Harrison
President and Chief Financial Officer

January 15, 1999


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